As filed with the U.S. Securities and Exchange Commission on July 29, 2021

Investment Company Act File No. 811-22078

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement under the Investment Company Act of 1940 Amendment No. 33	☒

Master Trust

(Exact Name of Registrant Specified in Charter)

c/o UBS Asset Management (Americas) Inc.

1285 Avenue of the Americas

New York, New York 10019-6028

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (212) 882-5000

Keith A. Weller, Esq. UBS Asset Management (Americas) Inc. One North Wacker Drive Chicago, IL 60606 (Name and Address of Agent for Service)	With copies to: Stephen H. Bier, Esq. Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, New York 10036

The following fund is a series of Master Trust (“Trust”), a professionally managed open-end investment company.

ESG Prime Master Fund

Explanatory Note

The Trust has filed this Amendment No. 33 to the Registration Statement of the Trust on Form N-1A (File No. 811-22078) (the “Registration Statement”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Beneficial interests in the Trust (“Interests”) are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Trust. Such investors are referred to herein as “interestholders.” This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any Interests in the Trust.

This Amendment No. 33 to the Registration Statement is being filed under the 1940 Act to amend and supplement Amendment No. 26 to the Registration Statement under the 1940 Act, filed with the U.S. Securities and Exchange Commission (“Commission”) on August 27, 2020 (Accession No. 0001193125-20-231644) (“Amendment 26”), as pertaining to Part A of the Registration Statement with respect to ESG Prime Master Fund. Parts A and B of the Registration Statement with respect to ESG Prime Master Fund, as filed in Amendment 26, are incorporated by reference herein.

Master Trust

ESG Prime Master Fund

Amendment dated July 29, 2021

to the Part A dated August 27, 2020

Dear Interestholder:

The purpose of this amendment is to update certain information contained in Part A for ESG Prime Master Fund, a series of Master Trust, regarding the extension of the voluntary fee waiver through August 31, 2021.

Effective August 1, 2021, Part A is hereby amended as follows:

The section captioned “Item 10. Management, Organization and Capital Structure” and sub-captioned “Advisory and administration fees” in Part A is revised by replacing the first sentence in the fourth paragraph in its entirety with the following:

UBS AM will voluntarily waive its 0.10% management fee in order to voluntarily reduce ESG Prime Master Fund’s expenses by 0.10% until August 31, 2021.

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION FOR FUTURE REFERENCE.

PART C

Item 28. Exhibits.

(1)(a)	Certificate of Trust 1/

(1)(b)	Amended and Restated Trust Instrument 2/

(1)(c)	Certificate of Amendment to Amended and Restated Trust Instrument effective May 20, 2015 3/

(1)(d)	Certificate of Amendment to Amended and Restated Trust Instrument effective September 22, 2015 4/

(1)(e)	Certificate of Amendment to Amended and Restated Trust Instrument effective November 18, 2015 5/

(1)(f)	Certificate of Amendment to Amended and Restated Trust Instrument effective December 19, 2019 6/

(2)(a)	Amended and Restated By-Laws 2/

(2)(b)	Certificate of Amendment to By-Laws effective February 10, 2010 2/

(3)	Amended and Restated Trust Instrument and Amended and Restated By-Laws defining the rights of holders of Registrant’s beneficial interests 7/

(4)(a)	Management Contract between Registrant and UBS Asset Management (Americas) Inc., dated as of August 23, 2007 1/

(4)(b)	Amendment to Management Contract between Registrant and UBS Asset Management (Americas) Inc. to add Prime CNAV Master Fund, amended as of January 7, 2016 4/

(4)(c)	Amendment to Management Contract between Registrant and UBS Asset Management (Americas) Inc. to add Government Master Fund, amended as of March 28, 2016 5/

(4)(d)	Amendment to Management Contract between Registrant and UBS Asset Management (Americas) Inc. to add ESG Prime Master Fund, amended as of December 23, 2019 6/

(6)	Bonus, profit sharing or pension plans – none

(7)(a)	Custodian Contract with State Street Bank and Trust Company, dated as of August 23, 2007 8/

(7)(b)	Amendment to Custodian Contract with State Street Bank and Trust Company to add Prime CNAV Master Fund 9/

(7)(c)	Amendment to Custodian Contract with State Street Bank and Trust Company to add Government Master Fund 9/

(7)(d)	Amendment to Custodian Contract with State Street Bank and Trust Company to add ESG Prime Master Fund 6/

(8)(a)	Exclusive Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc., dated as of August 23, 2007 1/

(8)(b)	Amendment to Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc. to add Prime CNAV Master Fund, amended as of January 7, 2016 4/

(8)(c)	Amendment to Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc. to add Government Master Fund, amended as of March 28, 2016 5/

(8)(d)	Amendment to Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc. to add ESG Prime Master Fund, amended as of December 23, 2019 6/

(8)(e)	Amended and Restated Participation Agreement between Registrant and UBS Money Series, amended and restated as of February 15, 2012 10/

(8)(f)	Amended and Restated Participation Agreement between Registrant and UBS Money Series to add Prime CNAV Master Fund, amended as of January 7, 2016 4/

(8)(g)	Amended and Restated Participation Agreement between Registrant and UBS Money Series to add Government Master Fund, amended as of March 28, 2016 5/

(8)(h)	Amended and Restated Participation Agreement between Registrant and UBS Series Funds to add ESG Prime Master Fund, amended as of December 23, 2019 6/

(8)(i)	Participation Agreement between Registrant and each of UBS (Cay) Select Prime Institutional Fund Ltd., UBS (Cay) Select Treasury Institutional Fund Ltd., UBS (Cay) Select Prime Preferred Fund Ltd. and UBS (Cay) Select Treasury Preferred Fund Ltd., dated as of March 25, 2009 8/

(8)(j)	Service Agreement with State Street Bank and Trust Company, dated as of May 31, 2018 11/

(8)(k)	Amendment to Service Agreement with State Street Bank and Trust Company, dated as of July 8, 2020 12/

(10)	Other opinions, appraisals, rulings and consents: Consent of Independent Registered Public Accounting Firm 12/

(12)	Not applicable

(13)	Not applicable

(14)	Not applicable

(15)	Code of Ethics - not applicable.

1/	Incorporated by reference from Registrant’s registration statement, SEC File No. 811-22078, filed August 23, 2007.

2/	Incorporated by reference from Post-Effective Amendment No. 3 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 27, 2010.

3/	Incorporated by reference from Post-Effective Amendment No. 10 to the Registrant’s registration statement, SEC File No. 811-22078, filed June 10, 2015.

4/	Incorporated by reference from Post-Effective Amendment No. 12 to the Registrant’s registration statement, SEC File No. 811-22078, filed January 11, 2016.

5/	Incorporated by reference from Post-Effective Amendment No. 14 to the Registrant’s registration statement, SEC File No. 811-22078, filed March 28, 2016.

6/	Incorporated by reference from Post-Effective Amendment No. 22 to the Registrant’s registration statement, SEC File No. 811-22078, filed December 23, 2019.

7/	Incorporated by reference from Articles IV, V, VI, IX and X of Registrant’s Trust Instrument and from Articles V, VI, IX and XI of Registrant’s By-Laws.

8/	Incorporated by reference from Post-Effective Amendment No. 2 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 28, 2009.

9/	Incorporated by reference from Post-Effective Amendment No. 16 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 24, 2016.

10/	Incorporated by reference from Post-Effective Amendment No. 6 to the Registrant’s registration statement, SEC File No. 811-22078, filed March 16, 2012.

11/	Incorporated by reference from Post-Effective Amendment No. 19 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 27, 2018.

12/	Incorporated by reference from Post-Effective Amendment No. 26 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 27, 2020.

Item 29. Persons Controlled by or under Common Control with Registrant.

None.

Item 30. Indemnification.

Section 2 of Article IX of the Trust Instrument (“Trust Instrument”), “Indemnification,” provides that the appropriate series of the Registrant will indemnify the trustees and officers of the Registrant to the fullest extent permitted by law against claims and expenses asserted against or incurred by them by virtue of being or having been a trustee or officer; provided that no such person shall be indemnified where there has been an adjudication or other determination, as described in Article IX, that such person is liable to the Registrant or its interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant. Section 2 of Article IX also provides that the Registrant may maintain insurance policies covering such rights of indemnification.

Additionally, “Limitation of Liability” in Section 1 of Article IX of the Trust Instrument provides that the trustees or officers of the Registrant shall not be personally liable to any person extending credit to, contracting with or having a claim against the Registrant or a particular series; and that, provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Registrant, the trustees and officers shall not be liable for neglect or wrongdoing by them or by any officer, agent, employee, investment advisor or independent contractor of the Registrant.

Section 9 of the Management Contract with respect to Government Master Fund, Prime Master Fund, Prime CNAV Master Fund, Treasury Master Fund, Tax-Free Master Fund and ESG Prime Master Fund (the “Management Contract”), with UBS AM provides that UBS AM shall not be liable for any error of judgment or mistake of law or for any loss suffered by any series (“Fund”) of the Registrant in connection with the matters to which the Management Contract relates, except for a loss resulting from the willful misfeasance, bad faith, or gross negligence of UBS AM in the performance of its duties or from its reckless disregard of its obligations and duties under the Management Contract. Section 11 of the Management Contract provides that the Trustees shall not be liable for any obligations of the Trust or any series under the Management Contract and that UBS AM shall look only to the assets and property of the Registrant in settlement of such right or claim and not to the assets and property of the trustees.

The Exclusive Placement Agency Agreement provides that the Trust will indemnify UBS AM (US) and its officers, directors and controlling persons against any losses, claims, damages, liabilities or expenses arising from (1) any alleged untrue statement of material fact in the Registration Statement or from any alleged omission to state in the Registration Statement a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading, except insofar as liability arises from untrue statements or omissions made in reliance upon and in conformity with information furnished by UBS AM (US) to the Trust for use in the Registration Statement; or (2) the Trust’s material breach of a representation, warranty, covenant or agreement contained in the Exclusive Placement Agency Agreement; provided that this indemnity shall not protect any such persons against liabilities arising by reason of their bad faith, gross negligence or willful misfeasance or by the reckless disregard of their obligations and duties under the Exclusive Placement Agency Agreement. The Exclusive Placement Agency Agreement also provides that UBS AM (US) agrees to indemnify, defend and hold the Trust, its officers and trustees free and harmless of any claims arising out of any alleged untrue statement or any alleged omission of material fact contained in information furnished by UBS AM (US) for use in the Registration Statement or arising out of an agreement between UBS AM (US) and any retail dealer, or arising out of supplementary literature or advertising used by UBS AM (US) in connection with the Agreement.

Item 31. Business and Other Connections of Investment Advisor.

UBS AM, a Delaware corporation, is a registered investment advisor and is an indirect wholly owned subsidiary of UBS Group AG. UBS AM is primarily engaged in the investment advisory and financial services business. Set forth below in alphabetical order is a list of certain executive officers and each board director of UBS AM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged during the last two fiscal years. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name	Position(s) Held with UBS AM	Other Substantial Business, Profession, Vocation or Employment

Lisa N. DiPaolo	Executive Director (Non-Board) and Portfolio Manager	None

William Ferri	Board Director, Group Managing Director, President, Chief Executive Officer and Head of UBS Asset Management Americas	Member of the Executive Committee of the UBS Asset Management division of UBS Group AG

Elbridge T. Gerry III	Managing Director and Head of Municipal Strategy	None

Charles	Managing Director and Head of the	None

W. Grande	Municipal Fixed Income Team

Mark F. Kemper	Secretary, Managing Director and Senior Legal Counsel—AM Americas	Secretary, Managing Director and Senior Legal Counsel — AM Americas of UBS AM (US); Assistant Secretary and Trust Officer of UBS Asset Management Trust Company

John Krieg	Board Director, Managing Director, and Head of Institutional Client Coverage—Americas	Board Director, Managing Director, and Head of Institutional Client Coverage – Americas of UBS AM (US); Board Director and Trust Officer of UBS Asset Management Trust Company

Igor Lasun	Executive Director and Head of Fund Development and Management—Americas	Board Director, President, Chair, and Trust Officer of UBS Asset Management Trust Company

Ralph Mattone	Treasurer, Chief Financial Officer, and Managing Director	Chief Financial Officer, Managing Director and Regional Group Controller of UBS Securities LLC and UBS Financial Services Inc.; Treasurer and Chief Financial Officer of UBS Asset Management Trust Company

Barry Mullen	Executive Director, Chief Compliance Officer – Americas, and BSA/AML Officer	Executive Director, Chief Compliance Officer, and BSA/AML Officer of UBS AM (US); Chief Compliance Officer, BSA/AML Officer, and Trust Officer of UBS Asset Management Trust Company

Ryan Nugent	Executive Director, Portfolio Manager and Head of Municipal Trading	None

Frank Pluchino	None	Executive Director and Americas Head of Investment Solutions Compliance, Chief Compliance Officer of UBS Hedge Fund Solutions LLC as well as the various UBS mutual fund families

Robert Sabatino	Managing Director, Global Head of Liquidity Portfolio Management and Senior Portfolio Manager	None

Eric Sanders	Director (Non-Board), Associate General Counsel and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS AM (US)

Nicholas Vagra	Board Director, Managing Director, and Head of Global Product Control and Logistics	Deputy Chief Operating Officer and Head of Global Product Control and Logistics of UBS Asset Management division of UBS Group AG; Manager and Chief Operating Officer of UBS O’Connor LLC

David Walczak	Executive Director, Head of US Money Markets and Senior Portfolio Manager	None

Keith Weller	Executive Director, Deputy General Counsel and Assistant Secretary	Executive Director, Deputy General Counsel and Assistant Secretary of UBS AM (US)

Item 32. Principal Underwriter.

(a) UBS AM (US) is the placement agent for the Registrant and its series, ESG Prime Master Fund, Government Master Fund, Prime Master Fund, Prime CNAV Master Fund, Treasury Master Fund and Tax-Free Master Fund. UBS AM (US) serves as principal underwriter or placement agent for the following other investment companies:

SMA RELATIONSHIP TRUST

PACE SELECT ADVISORS TRUST

THE UBS FUNDS

UBS INVESTMENT TRUST

UBS SERIES FUNDS

(b) The directors and certain principal executive officers of UBS AM (US), their principal business addresses, and their positions and offices with UBS AM (US), are identified below along with those directors and officers of UBS AM (US) who also serve as trustees or officers of the Registrant. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name and Address	Position(s) Held with Registrant	Positions and Offices with Underwriter or Dealer

Michael Belasco*	None	Board Director, President, Chief Executive Officer, Managing Director, and Head of Americas Wholesale and Wealth Management Client Coverage of UBS AM (US)

Rose Ann Bubloski*	Vice President and Assistant Treasurer	None

Lisa N. DiPaolo*	Vice President	None

Elbridge T. Gerry III*	Vice President	None

Mark F. Kemper**	Vice President and Assistant Secretary	Secretary, Managing Director, and Senior Legal Counsel – AM Americas of UBS AM (US)

Joanne M. Kilkeary*	Vice President and Treasurer	None
John Krieg***	None	Board Director, Managing Director, and Head of Institutional Client Coverage – Americas of UBS AM (US)
Earl Lafontant*	None	Treasurer, Chief Financial Officer, and Executive Director of UBS AM (US)

Igor Lasun*	President	None

Barry Mullen*	None	Executive Director and Chief Compliance Officer – Americas of UBS AM (US)

Ryan Nugent*	Vice President	None

Nancy D. Osborn*	Vice President and Assistant Treasurer	None

Frank Pluchino***	Chief Compliance Officer	Executive Director and Compliance Officer of UBS AM (US)

Robert Sabatino**	Vice President	None

Eric Sanders**	Vice President and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS AM (US)

David Walczak**	Vice President	None

Keith A. Weller**	Vice President and Secretary	Executive Director, Deputy General Counsel and Assistant Secretary of UBS AM (US)

* This person’s business address is 1285 Avenue of the Americas, New York, New York 10019-6028.

** This person’s business address is One North Wacker Drive, Chicago, Illinois 60606.

*** This person’s business address is 787 Seventh Avenue, New York, NY 10019.

(c)	None.

Item 33.  Location of Accounts and Records.

The books and other documents required (i) by paragraphs (b)(4), (c) and (d) of Rule 31a-1 and (ii) by paragraphs (a)(3), (a)(4), (a)(5), (c) and (e) of Rule 31a-2 under the Investment Company Act of 1940 are maintained in the physical possession of UBS AM, 1285 Avenue of the Americas, New York, New York 10019-6028 and at One North Wacker Drive, Chicago, IL 60606-6114. Certain information required by Rule 31a-1(b)(1) to be maintained by a money market fund is maintained in the possession of UBS AM, at 1285 Avenue of the Americas, New York, New York 10019-6028 and at One North Wacker Drive, Chicago, IL 60606-6114. All other accounts, books and documents required by Rule 31a-1 are maintained in the physical possession of Registrant’s transfer agent and custodian.

Item 34.  Management Services.

Not applicable.

Item 35. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 29th day of July, 2021.

MASTER TRUST

By: /s/ Keith A. Weller
Keith A. Weller
Vice President and Secretary